EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102806) pertaining to the Hormel Foods Corporation Joint Earnings Profit Sharing Plan of our report dated April 17, 2003, with respect to the financial statements and schedules of the Hormel Foods Corporation Joint Earnings Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended October 26, 2002.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota

April 17, 2003